                                                                   Exhibit 99.A2

                          THE PAINEWEBBER EQUITY TRUST,
                               ABCs TRUST SERIES 6

                          TRUST INDENTURE AND AGREEMENT

                           Dated as of August 18, 2000

                                  Incorporating

                     Standard Terms and Conditions of Trust
                            Dated as of July 1, 1998

                                     Between

                            PAINEWEBBER INCORPORATED,
                                  as Depositor

                                       and

                         INVESTORS BANK & TRUST COMPANY
                                   as Trustee

                  THIS TRUST INDENTURE AND AGREEMENT, dated as of August 18, 2000, between PaineWebber Incorporated, as Depositor, and Investors Bank & Trust Company, as Trustee, which sets forth certain of its provisions in full and incorporates other of its provisions by reference to a document entitled "Standard Terms and Conditions of Trust" dated as of July 1, 1998, among the parties hereto (hereinafter called the "Standard Terms"), such provisions as are set forth in full and such provisions as are incorporated by reference constituting a single instrument.

                          W I T N E S S E T H  T H A T:

                  WHEREAS, the parties hereto have heretofore or concurrently herewith entered into the Standard Terms in order to facilitate creation of a series of securities issued under a unit investment trust pursuant to the provisions of the Investment Company Act of 1940, as amended, and the laws of the State of New York, each of which series will be composed of redeemable securities representing undivided interests in a trust fund composed of publicly traded common or preferred stocks issued by domestic or foreign companies, and, in certain cases, interest-bearing United States Treasury Obligations ("Treasury Obligations"); and

                  WHEREAS, the parties now desire to create the sixth ABCs Trust of the aforesaid series.

                  NOW THEREFORE, in consideration of the premises and of the mutual agreements herein contained, the Depositor and the Trustee agree as follows:

                  Section 1. Incorporation of Standard Terms and Conditions of Trust. Subject to the provisions of Section 2 of this Trust Indenture and Agreement set forth below, all of the provisions of the Standard Terms are incorporated by reference in their entirety and shall be deemed to be a part of this instrument as fully to all intents and purposes as though such provisions had been set forth in full in this instrument. Unless otherwise stated, section references shall refer to sections in the Standard Terms.

                  Section 2. Specific Terms of this Series. The following terms are hereby agreed to for this series of The PaineWebber Equity Trust, which series shall be known and designated as "The PaineWebber Equity Trust, ABCs Trust Series 6".

                  A. (1) The aggregate number of Units outstanding on the date hereof for this Series is 100,000.

                     (2) The initial fractional undivided interest represented by each Unit of this series shall be 1/100,000th of the Trust Fund. A receipt evidencing the ownership of this total number of Units outstanding on the date hereof is being delivered by the Trustee to the Depositor.


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                     (3) The Securities deposited into the Trust on the Initial
Date of Deposit are set forth on Schedule A hereto.


                  B. The term "Record Date" shall mean December 10, 2000 and quarterly thereafter; provided, however, that with respect to a distribution required by Section 2.02(b), the Record Date shall be the last business day of the month during which the contract to purchase the Security fails.


                  "Record Date" shall also include such date or dates determined by the Sponsor and the Trustee as necessary or desirable and in the best interest of the Unitholders for federal or state tax purposes, or for other purposes (hereinafter a "Special Record Date") which date may replace a regularly scheduled Record Date if such regularly scheduled Record Date is within 30 days of a Special Record Date.


                  C. The term "Distribution Date" shall mean the 15th day following each Record Date, commencing December 25, 2000, and quarterly thereafter with respect to Income Account Distributions (the "Income Account Distribution Dates") and shall mean December 25, 2000 with respect to Capital Account Distributions (the "Capital Account Distribution Dates"), except that the Trustee may declare a Record Date of December 31 in any year for a Distribution Date of January 25 of the following year, if required for compliance with the rules and regulations governing regulated investment companies. With respect to a distribution required by Section 2.02(b), the Distribution Date shall be the fifteenth (15) day after the Record Date with respect thereto.


                  In the event a Special Record Date is declared, "Distribution Date" shall also include such date as is determined by the Sponsor and the Trustee to be the Distribution Date in respect of such Special Record Date.

                  D. The Discretionary Liquidation Amount shall be forty per centum (40%) of the aggregate market value of the Securities initially deposited on the date hereof and subsequently deposited pursuant to any Supplemental Indenture pursuant to Section 2.02.

                  E. The Mandatory Termination Date shall be September 28, 2001. Unless advised to the contrary by the Sponsor, the date on which the Trustee shall begin to sell equity Securities in accordance with Section 9.01 shall be September 13, 2001.

                  F. The Trustee's annual compensation as referred to in Section
8.05 shall be $.0170 per Unit computed monthly based on the largest number of Units outstanding during the preceding month.

                  G. The Sponsor's annual compensation pursuant to Section 7.02 shall be computed as $.0035 per Unit, based on the largest number of Units outstanding in a calendar year.

                  H. The balance in the Capital Account below which no distribution need be made, as referred to in Section 3.04, is $.05 per Unit outstanding.

                  I. The Trust hereby elects to qualify as a "grantor trust" under the Internal Revenue Code of 1986, as amended. The taxable year for this Trust shall end on December 31.

                  J. The Trust hereby elects to make available a Reinvestment Plan for this Series. The Sponsor represents that the price paid by any Unitholder for Units acquired through reinvestment of Trust distributions will be reduced by the aggregate amount of unpaid deferred sales charge at the time of such purchase.

                  K. Units of this Trust shall not be held in certificated form.

                  L. An annual report for this Trust shall be provided to Unitholders for calendar year 2000.

                  M. For purposes of this Trust, the In-Kind Distribution Amount shall be $500,000, and the Sponsor shall direct whether an In-Kind Distribution shall be made.

                  N. The Units of this Trust shall be subject to a Deferred Sales Charge in an amount, and that shall be paid in the manner, set forth in the Prospectus.

                  O. The Exchange Notification Date shall be August 20, 2001.

                  P. The Special Redemption Date shall be August 21, 2001.

                  Q. The Special Liquidation Period shall be August 20, 2001 through August 24, 2001.

                  R. For purposes of this Trust, the Trustee shall act as Distribution Agent.

                  S. The Sponsor's Initial Costs are estimated to be $.0125 per Unit.

                  T. The Trust may receive Supplemental Deposits and issue Additional Units in accordance with Section 2.02(c).


                  U. Section 10.02 is hereby amended, adding to the title "and C&D Fees and" by adding new subsections 10.02(f) through (i) below, to provide for the deduction and payment of the creation and development Fee described in the Prospectus (the "C&D Fee"):


                  (f) The Sponsor shall be paid the C&D Fee in the manner described below and the payment of the C&D Fee shall be for the account of Unitholders of record from August 17,

2000 through and including the last day of the initial public Offering Period the ("Computation Date") and shall not be reflected in the computation of Unit Value prior thereto.

                  (g) The Sponsor shall submit a written certification to the Trustee setting forth the Computation Date, the percentage rate of the C&D Fee set forth in the Prospectus (the "Percentage Rate") and the total dollar amount of the C&D Fee calculated in the manner set forth in subsection (h) immediately below (the "C&D Certification").

                  (h) The Sponsor shall compute the total dollar amount of the C&D Fee by (a) multiplying the Trust Fund's average daily net asset value per Unit during the period from the Initial Date of Deposit through and including the Computation Date by (b) the number of Units outstanding on the Computation Date and then (c) multiplying that product by the Percentage Rate.

                  (i) Promptly after receipt of the C&D Certification, the Trustee shall pay to the Sponsor, from the assets of the Trust Fund, the C&D Fee specified therein, or any lesser amount as may be requested by the Sponsor. If so directed by the Sponsor, and upon receipt of directions to sell those Securities selected by the Sponsor, the Trustee shall sell those Securities having a value, as determined under Section 4.01 as of the date of such sale sufficient for the payment of the C&D fee specified in the C&D Certification and shall distribute the proceeds of such sale to or upon the order of the Sponsor, but only to the extent of such C&D Fee.


                  V. Section 5.01(a)(Y)(iii) is amended to add the phrase "and C&D Fees" following "Initial Costs".

                  W. Section 5.02(b)(l) is amended to add the phrase "and C&D Fees" following "Initial Costs".

                  X. Section 5.02(b) is amended to add the phrase "and C&D Fees" following "Initial Costs".


                  Y. The Trustee address for notices under Section 10.06 is:

                              Hancock Towers
                              200 Clarendon Street
                              Boston, MA 02116

                  Z. The Trust shall be designated as an Exchange Series pursuant to Section 5.03.

                  IN WITNESS WHEREOF, PaineWebber Incorporated has caused this Trust Indenture and Agreement to be executed by one of its Senior Vice Presidents and its corporate seal to be hereto affixed and attested by one of its Assistant Secretaries, and Investors Bank & Trust Company has caused this Trust Indenture to be executed by one of its Authorized Signatories and its corporate seals to be hereto affixed and attested by one of its Authorized Signatories, all as of the date first above written.

                                     PAINEWEBBER INCORPORATED
                                     as Depositor and Sponsor

SEAL                                 By
                                       ------------------------------------
                                       Senior Vice President

Attest:



--------------------------
         Secretary

STATE OF NEW YORK   )
                    :ss.:
COUNTY OF NEW YORK  )

                  On this 18th day of August, 2000 before me personally appeared Robert E. Holley, to me known, who being by me duly sworn, said that he is a Senior Vice President of PaineWebber Incorporated, one of the corporations described in and which executed the foregoing instrument; that he knows the seal of said corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed by authority of the Board of Directors of said corporation, and that he signed his name thereto by like authority.



                                           -------------------------
                                                 Notary Public

                         Schedule A to Trust Indenture
                         -----------------------------


                         THE PAINEWEBBER EQUITY TRUST
                              ABCS TRUST SERIES 6

                            SCHEDULE OF INVESTMENTS

                 AS OF INITIAL DATE OF DEPOSIT, AUGUST 18, 2000


COMMON STOCKS (1)




         PRIMARY INDUSTRY SOURCE AND             NUMBER OF     COST OF SECURITIES
                NAME OF ISSUER                     SHARES        TO TRUST(2)(3)
---------------------------------------------   -----------   -------------------
Airlines (3.70%)
 AMR Corporation*                                  1,110         $   36,630.00
Beverages (3.68%)
 The Coca-Cola Company                               610             36,409.38
Biotechnology (3.70%)
 Amgen Inc.*                                         540             36,618.75
Broadcast Services (3.69%)
 Clear Channel Communications, Inc.*                 440             36,547.50
Computers -- Hardware/Software (7.52%)
 Adobe Systems Incorporated                          300             37,462.50
 Gateway, Inc.*                                      580             36,938.75
Data Processing/Management (3.69%)
 Automatic Data Processing, Inc.                     640             36,520.00
Diversified Manufacturing Operations (3.69%)
 Honeywell International Inc.                      1,050             36,553.13
E-Commerce (3.70%)
 Priceline.com Incorporated*                       1,450             36,612.50
Electronics/Semi-Conductor (3.73%)
 Applied Materials, Inc.*                            440             36,960.00
Fiber Optics (3.64%)
 JDS Uniphase Corporation*                           300             36,075.00
Financial Institutions/Banks (3.69%)
 Freddie Mac                                         830             36,571.88
Hospitals/Healthcare Facilities (3.69%)
 HCA -- The Healthcare Corporation                 1,070             36,513.75
Internet Software (3.72%)
 America Online, Inc.*                               670             36,850.00
Multimedia (3.69%)
 Viacom Inc.*                                        530             36,536.88

                         Schedule A to Trust Indenture
                         -----------------------------


                         THE PAINEWEBBER EQUITY TRUST
                              ABCS TRUST SERIES 6

                      SCHEDULE OF INVESTMENTS (CONTINUED)

                 AS OF INITIAL DATE OF DEPOSIT, AUGUST 18, 2000

COMMON STOCKS (1)


       PRIMARY INDUSTRY SOURCE AND           NUMBER OF     COST OF SECURITIES
              NAME OF ISSUER                   SHARES        TO TRUST(2)(3)
-----------------------------------------   -----------   -------------------
Networking Products (3.72%)
 Cisco Systems, Inc.*                            580         $  36,793.75
Oil/Gas (11.12%)
 Devon Energy Corporation                        640            36,440.00
 Exxon Mobil Corporation                         440            36,877.50
 Weatherford International, Inc.*                750            36,750.00
Pharmaceutical (3.68%)
 Pharmacia Corporation                           610            36,409.38
Pipelines (3.66%)
 El Paso Energy Corporation                      630            36,185.63
REITS -- Office Property (3.70%)
 Equity Office Properties Trust                1,200            36,675.00
Retail -- Major Department Store (3.71%)
 Target Corporation                            1,410            36,748.13
Satellite Broadcasting (3.67%)
 General Motors Corporation -- Class H*        1,260            36,382.50
Telecommunications (11.21%)
 ADC Telecommunications, Inc.*                   840            37,274.96
 Nextel Communications, Inc.*                    650            37,496.88
 WorldCom, Inc.*                               1,030            36,178.75
                                                             ------------
   TOTAL INVESTMENTS                                         $ 990,012.50
                                                             ============

----------
(1)   All Stocks are represented entirely by contracts to purchase such Stocks.

(2) Valuation of the Securities by the Trustee was made as described in "Valuation" in Part B of this Prospectus as of the close of business on the business day prior to the Initial Date of Deposit.
(3)   The loss to the Sponsor on the Initial Date of Deposit was $137.
 *  Non-income producing security.


PLEASE NOTE THAT IF THIS PROSPECTUS IS USED AS A PRELIMINARY PROSPECTUS FOR A FUTURE TRUST IN THIS SERIES, THE PORTFOLIO WILL CONTAIN DIFFERENT STOCKS FROM THOSE DESCRIBED ABOVE.